                                                                   EXHIBIT 10.20

                 CONDITIONAL ASSIGNMENT AND ASSUMPTION OF LEASE

      THIS CONDITIONAL ASSIGNMENT AND ASSUMPTION OF LEASE ("Assignment") is made and entered into effective as of the Effective Date, as set forth in Section 5 herein, by and between AMERICAN COMMERCIAL TERMINALS LLC, a Delaware limited liability company ("Assignor"), and NRG NEW ROADS HOLDINGS LLC, a Delaware limited liability company ("Assignee").

                                   WITNESSETH:

      WHEREAS, The Burlington Northern and Santa Fe Railway Company ("BNSF"), American Commercial Barge Line LLC ("ACBL") and Assignor entered into a Memoranda of Understanding with NRG Power Marketing Inc. ("NRGPM"), and BNSF and Assignor entered into another Memorandum of Understanding with NRGPM (collectively, "MOU"), each dated August 6, 2004, both for the purpose of setting forth the major terms and conditions under which Assignor and BNSF will transport unit trains of coal from BNSF-served origins in the Powder River Basin of Wyoming to Assignor's Hall Street Terminal at St. Louis, Missouri, for furtherance to the Big Cajun No. II facility near New Roads, Louisiana (the "LG Power Plant"); and

      WHEREAS, the LG Power Plant is owned by Louisiana Generating LLC, a Delaware limited liability company and affiliate/subsidiary of Assignee and NRGPM ("LG"); and

      WHEREAS, pursuant to the MOU, the parties thereto agreed to negotiate the definitive terms and conditions of a transportation contract by and between LG, BNSF and Assignor (the "Transportation Contract") as provided therein; and

      WHEREAS, the parties have entered into Security Side Letter Agreement ("Security Side Letter Agreement"), pursuant to which American Commercial Lines LLC ("ACL"), ACBL and Assignor (collectively, "American") has agreed to provide certain assurances as additional security for its obligations under the Transportation Contract; and

      WHEREAS, pursuant to that certain Lease dated as of August 17, 1976, entered into between Burlington Northern Inc., a Delaware corporation, predecessor in interest to BNSF ("Landlord"), as landlord, and ACBL Western, Inc., a Delaware corporation, predecessor in interest to Assignor, as tenant, and all amendments, modifications, supplements and extensions thereto (as amended and modified, the "Lease") copies of which are attached hereto as EXHIBIT A, Assignor leases from Landlord that certain real property commonly known as the "Premises", as more fully described in the Lease; and

      WHEREAS, pursuant to the Security Side Letter Agreement, Assignor and Assignee have agreed to enter into this Assignment, pursuant to which Assignor will make a conditional assignment of the Lease to Assignee, which assignment is conditioned upon the occurrence of a Trigger Event (as defined in the Security Side Letter Agreement) and Assignee's timely exercise of the Terminal Option (as defined in the Security Side Letter Agreement) and consummation of the purchase of the Property pursuant to the Terminal Option Agreement dated of even date herewith (the "Terminal Option Agreement"); and

      WHEREAS, Assignor desires to conditionally assign its interest in the Lease to Assignee, and Assignee desires to accept the assignment thereof, on the terms and pursuant to the conditions set forth herein; and

      WHEREAS, the Transportation Contract and the Ancillary Agreements (as defined in the Security Side Letter Agreement) form the basis for the coal transportation described above.

      NOW THEREFORE, in consideration of the promises and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

      1. Assignor does hereby conditionally sell, grant, convey, assign, transfer and set over to Assignee all of the right, title and interest of Assignor in and to the Lease (including but not limited to all renewal options and rights, all security deposits), which assignment and conveyance shall only be effective upon Assignor's receipt from Assignee, within ninety (90) days of a Trigger Event, of a written notice electing to enforce this Assignment (the "Assignment Date"); and provided further that Assignee must also timely exercise the Terminal Option and consummate the purchase of the Property pursuant to the Terminal Option Agreement.

      2. Assignee does hereby accept the assignment set forth above, and for the benefit of Assignor does hereby assume and agree to be bound and abide by all covenants, agreements and undertakings of Assignee as tenant, as they apply from and after the Assignment Date, under the Lease.

      3. Assignor represents and confirms unto Assignee that the Lease is in full force and effect, unchanged and unmodified; that there are no defaults by Assignor, as of the date of execution of this Assignment by Assignor, under the Lease; and that Assignor is not aware of any conditions or circumstances which, by lapse of time or upon the giving of notice or both, would result in Landlord, Assignor or Assignee being in default under the Lease; and that Assignee has paid all rental obligations and other charges due under or arising out of the Lease up to and including the date of execution of this Assignment by Assignor.

      4. Assignee hereby agrees to indemnify and hold harmless Assignor from any and all loss, damage, claim or liability (including reasonable attorney's fees) arising from or under the Lease after the Assignment Date.

      5. The "Effective Date" of this Assignment shall be the Effective Date as defined in the Security Side Letter Agreement. In addition to the foregoing, this Assignment shall not be enforceable against the parties hereto unless and until the definitive Transportation Contract has been entered into among the parties thereto.

      6. Assignor agrees to obtain the consent of Landlord to this Assignment in the form attached hereto as EXHIBIT B.

      7. For so long as Assignor has outstanding obligations under the Transportation Contract and the Ancillary Agreements remain in effect, the terms, conditions and covenants of this Assignment shall be binding upon and shall inure to the benefit of each of the parties to this Assignment, their heirs, successors or assigns, shall run with the land, and may be amended, waived or terminated only by an agreement in writing signed by both parties, their successors or assigns.

      8. This Assignment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. For purposes of executing this Assignment, a document signed and transmitted by facsimile machine or telecopier is to be treated as an original document. At the request of either party, the other will confirm facsimile signature by signing an original instrument.

      9. The laws of the State of Missouri shall govern the interpretation, validity, performance and enforcement of this Assignment.

      IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment, effective as of the date set forth below their signatures.

ASSIGNOR:                                 ASSIGNEE:

AMERICAN COMMERCIAL TERMINALS LLC,        NRG NEW ROADS HOLDINGS LLC,
a Delware limited liability company       a Delware limited liability company

By: /s/ W N Whitlock                      By: /s/ John P. Brewster
   ----------------------                    ------------------------
Name: W N Whitlock                        Name: John P. Brewster
Title: President                          Title: President
Date:  12-10-04                           Date: 12/10/04

        SIGNATURE PAGE TO CONDITIONAL ASSIGNMENT AND ASSUMPTION OF LEASE

                                  (BNSF LEASE)

           EXHIBIT A TO CONDITIONAL ASSIGNMENT AND ASSUMPTION OF LEASE

                                 (COPY OF LEASE)

                             Indefinite Term Lease
                                   No. 222,839

      THIS LEASE made this 17th day of August, 1976 between BURLINGTON NORTHERN INC., a Delaware corporation, hereinafter called "Lessor", and ACBL WESTERN, INC., a Delaware corporation,

whose post office address is 1701 East Market Street, Jeffersonville, Indiana 47130 hereinafter called "Lessee",

      WITNESSETH:

      In consideration of the covenants hereinafter contained to be kept and performed by Lessee, Lessor hereby leases to Lessee upon the terms and conditions hereinafter set forth the following described premises situate in the City of St. Louis, County of St. Louis, State of Missouri.

      All that part of premises of the said lessor as shown outlined red on the print hereto attached, marked Exhibit "A" dated August 12, 1976 and made a part hereof.

      SAVING AND RESERVING to Lessor the right to construct, maintain and operate a railroad track or tracks; to construct, maintain and use buildings or other structures for railroad purposes located or to be located upon any part of the above described premises not occupied by the buildings and structures hereinafter mentioned; to construct, maintain and use or to permit to be constructed, maintained and used by others any existing or additional pipe, telegraph, telephone or power transmission line upon over or beneath the said premises; to make any change in or any part thereof for railroad purposes; and further saving and reserving to Lessor the right to enter thereon for any one or more of such Purposes without payment to Lessee of any sum for damage of any nature which may be caused thereby.

      Lessee hereby leases said premises from Lessor for the term hereof subject to the covenants and promises following which Lessee agrees to observe and perform, to-wit:

      1. Lessee shall use and occupy said premises for the sole and exclusive purpose of constructing, maintaining, and operating thereon a non-exclusive roadway, overhead conveyors and rail-barge coal handling facility shown outlined red on said Exhibit "A" together with temporary roadway and construction area shown batched red on said Exhibit "A".

No other buildings, structures, additions, alterations or improvements shall be erected or made on the premises by Lessee or at the direction of Lessee, save with the express permission of Lessor in writing and at the sole cost of Lessee.

      2. Lessee shall pay annually, in advance, as rental for said premises the sum of Twelve thousand and no/100 Dollars ($12,000.00).

      3. Lessor reserves the right to change the rental stipulated herein at any time while this lease remains in effect.

      4. Lessee shall pay all taxes, license fees or other charges which may become due or which may be assessed against said premises, against Lessee, against the business conducted on said premises or against any and all improvements placed thereon during the term hereof, except special assessments for public improvements. Lessee shall reimburse Lessor for any such taxes, license fees or other charges which may be paid by Lessor promptly upon the presentation by Lessor or bills for the amount thereof, and in default of such reimbursement, all sums so paid by Lessor shall be deemed to be and shall be treated as additional rental and recoverable as such hereunder.

      In the event that the premises hereby demised, or any part thereof, shall be subject to any spacial assessment for any public-improvement or improvements, the rental herein reserved and stipulated to be paid by Lessee shall be automatically increased by an amount equal to [ ] per annum on the total amount, of the assessment.

      5. Lessee shall not place or permit to be placed or to remain, any material, structure, pole or other obstruction within 8.5 feet laterally of the center line or within 23 feet vertically from the top of rail of any track located on or near said premises; provided that if by statute or order of competent public authority greater clearances shall be required than those provided for in this paragraph, then Lessee shall strictly comply with such statute or order.

      No building or structure erected on said premises shall have a swinging door or window opening towards any railroad track which, when open, will restrict the clearance to less than 8.5 feet from the center line of such track.

      Lessee shall not nor shall Lessee foster, sanction or permit others to operate any equipment, motor driven or otherwise, for the purpose of serving Lessee, upon, or across any railroad track located on or adjacent to the demised premises except at established crossings.

      Lessee agrees to indemnify and save harmless Lessor from all loss, damage, penalties, costs or judgments that may be assessed against or recovered from it on account of or in any manner arising or growing out of a violation of the provisions of this paragraph 5.

      6. Lessee, at Lessee's sole costs and expense, shall install and maintain adequate facilities for fire protection in all buildings and structures upon said premises. Lessee also, at Lessee's sole cost and expense, shall observe and comply with all the rules, regulations and orders of any duly constituted authority and of any board of fire underwriters having jurisdiction of said premises and all provisions of any fire insurance policy covering said premises.

      7. Lessee shall not permit the existence of any nuisance on said premises; shall maintain and keep the same in proper, clean, safe end sanitary condition and free and clear of any explosive, flammable or combustible material which would increase or tend to increase the risk of fire, except for such material as may be necessary to Lessee's business; and, further, Lessee shall keep, observe and comply with all federal, state and local regulations, ordinances and laws, and with the regulations of any duly constituted legal authority having jurisdiction of the premises, and at Lessee's sole cost shall make any and all improvements, alterations, repairs and additions and install all appliances required on said premises by or under any such regulations, ordinances or laws. Lessee shall not place or permit to be placed any advertising matter upon any part of said premises or upon any improvements thereon, except such as is necessary to advertise Lessee's own business,

      8. Lessee, at Lessee's sole cost and expense, shall keep the premises hereby demised in good condition and shall make all repairs and renewals that from time to time may be necessary to keep any improvement which may be located thereon in good condition and repair and ready and fit for occupancy; and on termination of this lease, either by expiration of the term hereof or by cancellation, or otherwise, shall surrender said demised premises in a condition satisfactory to Lessor and shall fill and level all excavations and remove and level all obstructions above ground at Lessee's sole cost and expense. In the event of Lessee's failure to do so, Lessor may do said work end Lessee shall reimburse Lessor for the cost end expense thereof.

      9. (a) It is understood by the parties that said premises are in dangerous proximity to the tracks of Lessor and that property on said premises will be in danger of injury or destruction by fire incident to the operation, maintenance or improvement of the railway, and Lessee accepts this lease subject to such dangers. It is therefore agreed, as one of the material considerations of this lease without which the same would not be granted, that Lessee assumes all risk of loss, damage or destruction by fire to buildings or contents or to any other property brought upon or in proximity to said premises by Lessee, or by any other person with the consent or knowledge of Lessee, without regard to whether such fire be the result of negligence or misconduct of any person in the employ or service of Lessor or of defective appliances, engines or machinery, except to the premises of Lessor and to rolling stock belonging to Lessor or to others, and to shipments of third parties in the course of transportation. Lessee hereby indemnifies and agrees to protect Lessor from all such loss, damage or destruction to property, including claims and causes of action asserted against Lessor by any insurer of said property.

      (b) Lessee also agrees to indemnify and hold harmless Lessor for loss, damage, injury or death from any set or omission of Lessee, Lessee's invitees, licensees, employees, or agents, to the person or property of the parties hereto and their employees, and to the person or property of any other person or corporation while on or near said premises; and if any claim or liability, other than from fire, shall arise from the joint or concurring negligence of both parties hereto, it shall be borne by them equally.

      10. It is agreed that the provisions of paragraphs 5 and 9 are for the equal protection of any other railroad company or companies heretofore or hereafter granted the joint use of Lessor's property, of which said premises are a part.

      11. (a) Without the written consent of Lessor. Lessee shall not assign this lease or any interest therein, or sublet, and no heir, executor, administrator, receiver, master, sheriff, trustee in bankruptcy, or other assignee by operation of law shall assign or sublet without such written consent.

      (b) In the event of assignment of this lease. Lessor, having no advice to the contrary, shall at such time credit all unearned rental hereunder to the assignee. Any other disposition of unearned rental will be made by Lessor only upon the joint written request of both Lessee and Lessee's assignee at the time of submitting said assignment to Lessor for its consent.

      12. Each and all of the cover and promises made by Lessee herein material considerations herefor, and upon the breach or non-performance by Lessee of any of the said covenants or promises, Lessor, at its option, may re-enter said premises, or any part thereof in the name of the whole, upon ten (10) days' written notice to Lessee, and may have, repossess and enjoy the same as of its former estate, and may terminate this lease and all rights hereby granted. A waiver by Lessor of a default shall not be deemed a waiver of any subsequent default of Lessee.

      13. Notwithstanding any requirement herein for payment of rental in advance for a period in excess of one month, it is further agreed that either party may terminate this lease at any time upon giving the other party not less than thirty (30) days' written notice of such termination; provided, however, that rent shall be paid by said Lessee to the date of termination fixed by said notice.

      14. Upon the date of termination of this lease by notice as aforesaid, or otherwise, Lessee shall surrender said premises to Lessor, and, if not in default hereunder, shall prior to date of termination remove from said premises all structures and property not belonging to Lessor and restore said premises to substantially their former state, and in case of failure so to do, any such structures and property shall become the property of Lessor, or Lessor may dismantle and remove the same and restore said premises to their former state at the expense of Lessee without incurring any liability therefor.

      15. All notices hereunder to be given by Lessor to Lessee may be effectually given by letter from Lessor or its agent or attorney forwarded by registered mail, postage prepaid, addressed to Lessee at Lessee's post office address above stated.

      16. All notices hereunder to be given by Lessee to Lessor may be effectually given by letter from Lessee or Lessee's agent or attorney forwarded by registered mail, postage prepaid, addressed to Lessor's Industrial and Real Estate Development Department at 176 East Fifth Street, St. Paul, Minnesota 55101.

      17. Nothing herein contained shall imply or import a covenant on the part of Lessor for quiet enjoyment.

      18. Any sum which under the provisions of this lease Lessee has agreed to pay shall constitute, when due and unpaid, a lien enforceable at law by Lessor upon any building, improvements or other property of Lessee located on said premises.

      19. Subject to the foregoing provisions, this lease and all of the covenants and promises thereof shall inure to the benefit of and be binding upon the parties hereto and their executors, administrators, successors and assigns.

      IN WITNESS WHEREOF, the parties have executed this lease, in duplicate, the day and year first hereinabove written.

In Presence of:                               BURLINGTON NORTHERN INC.

      /s/ [Illegible]                         By  /s/ [Illegible]
-------------------------------               ----------------------------------
                                                  General Manager -- Lesses

_______________________________               ACRL WESTERN, INC.

/s/ Barbara J. Gravity                        By /s/ James N. White
-------------------------------               ----------------------------------
    BARBARA J. GRAVITY                               JAMES N. WHITE
_______________________________               Title Vice President

                           INDUSTRIAL TRACK AGREEMENT

Parties              AGREEMENT made this 10th________ day of April____________
               1978, between BURLINGTON NORTHERN INC., a Delaware corporation, hereinafter called "Railroad", and A.C.B.L. WESTERN, INC., a Delaware corporation, hereinafter called "Industry", whose billing address for the purpose of this agreement is Suite 104, Airport Office Center, 4482 Woodson Road, St. Louis, Missouri 63134.

                     WITNESSETH:

Location             WHEREAS, Industry will construct a terminal facility for
               the transfer of coal from railroad to barge at St. Louis, Missouri, and desires to provide for rail access to and from said terminal facility in the approximate location as shown colored solid and dashed blue, solid red, solid yellow and crossings colored red and green on the plat hereto attached, dated November 25, 1977, marked Exhibit "A", and by this reference made a part hereof.

                     NOW THEREFORE, in consideration of the Ritual promises to
               be kept and performed and the benefits to be derived by each of the parties, Railroad and Industry hereby agree as follows:

Right of Way         Section 1. Subsequent to the original construction,
               Industry shall procure without expense to Railroad all necessary public authority and permission for any future rehabilitation, relocation, construction, maintenance and operation of the track colored dashed blue and crossing colored green.

                     Industry further agrees that said track end crossings shall be rehabilitated, relocated, constructed, maintained and operated subject to all provisions of any such public authority or permission and, regardless of the fact that same may be granted to Railroad rather than to Industry, to assume any and all liability for and to indemnify, defend and save harmless Railroad from and against any and all loss, cost, damage, suit or expense in any manner arising or growing out of the compliance with or violation of the provisions of such public authority or permission by Industry.

                     If saturation of the grade of said track and of any highway is ordered at any time in the future by public authority, Industry shall pay a pro-rata share of the costs based on the number of tracks owned by Industry compared to the total number of tracks spanned by the separation.

Construction,        Section 2.(a) Industry will do all grading and provide
Membership and necessary sub-ballast and drainage, at their sole expense, for
Maintenance    that portion of track which is located on Railroad property.

                               (b) Railroad will construct track between the
               letters A-B, C-D, E-H, I-J, L-M, N-O, P-Q and will remove and relocate track colored solid yellow to the locations colored solid red, rehabilitate track between the letters A-S, S-I and J-K, construct crossing colored red and relocate signal from location colored yellow to the location colored green on Exhibit "A" and reconstruct yard office with the Industry's portion of expenses for all said work to be the agreed amount of $1,368,141,00.

                     Railroad will, at its expense, construct track between the letters I-R on Exhibit "A".

                     Progress bills will be submitted by Railroad to Industry
               with the first installment of 50% of the total cost due and payable in March of 1978. The remaining amount will be billed in two installments of 25% of the total amount and will be due and payable upon completion of one-half of the work and upon final completion of the project. Such billings will be based on Railroad's engineers estimates of percentage of completion of the work. Cost of construction herein agreed to be borne by Industry will be paid within twenty (20) days after bills are rendered therefor.

                     Upon completion of the rehabilitation of track between the letters S-l and J-K and construction of track between the letters A-B on Exhibit "A" and in consideration of the sum received herein, Railroad does hereby grant, bargain, sell and deliver unto Industry all of its, right, title and interest in and to the track between the letters S-I and J-K on Exhibit "A", and Railroad shall simultaneously assume the maintenance, ownership and exclusive use of track between the letters A-B on Exhibit "A".

                     At the time Railroad accepts ownership of the track shown
               between the letters A-B on Exhibit "A", said track will thereafter not be deemed a part of the "track" as covered by this agreement.

                               (c) Railroad will, at its expense, maintain track
               colored solid red and solid blue and crossing colored red on Exhibit "A".

                     Industry will, at its expense, maintain track colored
               dashed blue and crossing colored green on Exhibit "A".

                               (d) Railroad will own track colored solid blue
               and solid red on Exhibit "A" and Industry will own track colored dashed blue on Exhibit "A".

                     Industry shall bear and pay any costs for changes or
               alterations in that portion of track owned by Industry that may be necessary in order to conform to any changes of grade or relocation of the tracks of Railroad at the point of connection with said track required by any law, ordinance or regulation, or necessary because of any other reason beyond Railroad's control.

                     In the event Railroad should be requested to perform minor preventive maintenance on the track colored dashed blue or crossing colored green on Exhibit "A", Industry will be advised the nature and cost of such maintenance and will give its approval prior to commencement of such work by Railroad. Such approval shall not be unreasonably withheld.

                     Industry shall pay to Railroad the agreed cost of such
               maintenance within twenty (20) days after bills are rendered therefor.

                     Any work performed by Industry in constructing or
               maintaining the track or any facilities extending over, under or across the same or in making additions and betterments thereto shall be done in a substantial and workmanlike manner and in accordance with Railroad's standards. Wire lines shall be constructed and maintained in accordance with Railroad's requirements, the National Electric Safety Code and any statute, order, rule or regulation of any public authority having jurisdiction. If Industry fails to maintain said facilities or that portion of the track herein agreed by it to be maintained or to pay the bills therefor within the prescribed time, Railroad may refuse to operate over the track.

                     If said track is used for the receiving, forwarding or
               storing of hazardous commodities, Industry agrees to comply with Railroad's requirements and the requirements of any statute, order, rule or regulation of any public authority having jurisdiction with respect thereto as the same may be modified, supplemented and amended from time to time.

Definition           Section 3. Subsequent to the completion of the initial
of Cost track work covered by this agreement, "cost" for the purpose of this agreement shall be actual labor, material and equipment costs including all assignable additives. Material and supplies shall be charged at current value where used.

Right of             Section 4. Industry hereby grants to Railroad the exclusive
Railroad       right to operate over Industry's track free of charge, such
To Use         operation to include the movement of empty cars as well as loaded cars for purpose of serving Industry or in an emergency.

Clearances           Section 5. Industry shall not place, or permit to be
                placed, or to remain, any material, structure, pole or other obstruction within 8-1/2 feet laterally of the center or within 23 feet vertically from the top of the rail of said track; provided that if by statute or order of competent public authority greater clearances shall be required than those provided for in this Section 5, then Industry shall strictly comply with such statute or order. However, vertical or lateral clearances which are less than those hereinbefore required to be observed but are in compliance with statutory requirements will not be deemed to be a violation of this Section. Industry agrees to indemnify Railroad and save it harmless from and against any and all claims, demands, expenses, costs and judgments arising or growing out of loss of or damage to property or injury to or death of persons occurring directly or indirectly by reason of any breach of the foregoing or any other convenant contained in this agreement.

                     Should either, or both, the lateral and vertical clearances hereinbefore required to be observed be permitted to be reduced by order of competent public authority, Industry hereby agrees to strictly comply with the terms of any such order and indemnify and hold harmless Railroad from and against any and all claims, demands, expenses, costs and judgments arising or growing out of loss of or damage to property or injury to or death of persons occurring directly or indirectly by reason of or as a result of any such reduced clearance.

                     Railroad's operations over the track with knowledge of an
               unauthorized reduced clearance shall not be or be deemed to be a waiver of the foregoing covenants of Industry contained in this
               Section 5 or of Railroad's right to recover for such damages to property or injury to or death of persons that may result therefrom.

Public               Section 6. Industry shall pay all compensation, taxes and
Assessments    assessments for local improvements required at any time to be paid to a municipality, public authority, corporation or person for the privilege of maintaining and operating said track colored dashed blue and crossing colored green on Exhibit "A".

Liability            Section 7. Industry agrees to indemnify and hold harmless
               Railroad for loss, damage, injury or death from any act or omission of Industry, its employees, or agents, to the person or property of the parties hereto and their employees, and to the person or property of any other person or corporation, while on or near said track colored dashed blue and right of way thereunder and crossing colored, green, and if any claim or liability shall arise from the joint or concurring negligence of both parties hereto it shall be borne by then equally.

                     In the event Industry permits a party or parties,
               hereinafter called "Permitteo", other than Railroad to use said track for receiving, forwarding or storing shipments. Railroad hereby consents to such use, and in such case Industry hereby agrees to indemnify and hold harmless Railroad from and against any and all loss, damage, injury or death, resulting from or arising out of any act or omission of Permittee, its employees or agents, to the person or property of the parties hereto and said Permittee, and to the person or property of any other person or corporation while on or near said track colored dashed blue, right of way thereunder and crossing colored green.

                     Notwithstanding anything herein contained to the contrary, nothing herein is to be construed, as an indemnification against the sole negligence of Railroad, its officers, employees and agents.

Assignment           Section 8. This agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto. Industry shall be permitted, upon furnishing Railroad prior written notice, to assign this agreement to an affiliate of Industry; however, said agreement may not be further assigned without the prior written consent of Railroad, and for any departure in this respect Railway may terminate this agreement.

Right to             Section 9. Railroad shall be privileged to terminate this
Disconnect     agreement and discontinue the maintenance and operation of said
Track          track, and to remove its ownership, only in the event of any of the following contingencies, viz.:

                               (a) Railroad is authorized by competent public
               authority to abandon its line to which track is connected.

                               (b) Industry shall fail to keep and perform any
               obligation or stipulation stated in or resulting under this agreement after written notice of default and after Industry's failure to remedy said default in a reasonable period of time.

                     Except as provided in Section 10 of this agreement, no
               recourse or claim will exist in favor of or be asserted by Industry because of the discontinuance of operation and removal of the metal and fastenings as provided in this Section of this agreement.

Removal of           Section 10. Upon discontinuance of the use of the dashed
Track blue track by Industry, Railroad shall have the option to purchase said track at the current second-hand value less the cost of rehabilitation to Railroad's standards. Failing to exercise such option. Industry may remove its ownership and restore and level the premises to a condition satisfactory to Railroad.

Joint Use            Section 11. This agreement is also made for the benefit of
any Other      such other railroads which, either by prior understandings or
Railroads      agreements with the Railroad have the right to use the track, or which shall be admitted in the future to the use of the track by Railroad, all of which railroads shall be deemed the "Railroad" within the meaning hereof.

                     Section 12. Effective as of the date track construction is completed, Industry will pay to Railroad an annual charge of $650.00 for use of land underlying track colored dashed blue on Exhibit "A".

                     IN WITNESS WHEREOF, the parties hereto have caused this
               agreement to be executed the day and year first above written.

                                          BURLINGTON NORTHERN INC.

                                          By /s/ [ILLEGIBLE]
                                             -----------------------------
                                             Vice President

                                          A.C.B.L. WESTERN, INC.

                                          By /s/ [ILLEGIBLE]
                                             -----------------------------
                                             Title: Vice President

           EXHIBIT B TO CONDITIONAL ASSIGNMENT AND ASSUMPTION OF LEASE

                           LANDLORD WAIVER AND CONSENT

TO:   NEW ROADS HOLDINGS LLC ("NRG")

      American Commercial Terminals LLC, a Delaware limited liability company ("TENANT") and the undersigned ("LANDLORD") have entered into a lease, dated August 17, 1976, as amended (the "LEASE"), demising the premises located in St. Louis City, Missouri and legally (or otherwise) described in the Lease (the "PREMISES"). A copy of the Lease is attached hereto as EXHIBIT 1.

      Tenant and certain of its affiliates have entered into certain agreements with Louisiana Generating, LLC, a Delaware limited liability company ("LG") and/or NRG Power Marketing Inc., a Delaware corporation, and certain affiliates ("NRGPM"), including but not limited to a Transportation Contract (the "TRANSPORTATION CONTRACT") dated as of December ___, 2004, between LG, Tenant and certain other parties thereto. In addition, NRG, Tenant, its affiliates and certain other parties have entered into a Security Side Letter Agreement dated December ___, 2004, pursuant to which Tenant and its affiliates have agreed to enter into certain Ancillary Agreements to secure the obligations of Tenant and its affiliates under the Transportation Contract.

      As a condition precedent to LG's obligations under the Transportation Contract, LG requires, among other things, that Tenant collaterally assign its leasehold interest in the Lease to NRG pursuant to that certain Conditional Assignment and Assumption of Lease (the "ASSIGNMENT") to which this Exhibit is attached and made a part of.

      To induce LG to continue to perform under the Transportation Contract or for the benefit of Tenant, and for other good and valuable consideration, Landlord hereby agrees that:

      1. Landlord hereby consents to the execution by Tenant of the Assignment. Landlord agrees that the execution, delivery and performance by Tenant of the Assignment will not constitute a default under the Lease.

      2. The Lease is valid and is in full force and effect and has not been assigned, modified, supplemented or amended in any way, except as described on
EXHIBIT 1, and represents the entire agreement between the parties thereto.

      3. To the best knowledge of Landlord, neither Landlord nor Tenant is in default under the terms of the Lease and no event has occurred which, with the giving of notice or the passage of time, would constitute a default under the Lease.

      4. Tenant is in possession of the Premises and Tenant is the current holder of the leasehold estate created under the Lease.

      5. The Lease expires on _________, [subject to the renewal or extension provisions set forth in EXHIBIT 1].

      6. No assets of Tenant (including, without limitation, equipment and trade fixtures) located on or about the Premises will be deemed by Landlord to be fixtures or to constitute part of the Premises.

      7. Landlord will not assert, and therefore waives, any liens, whether granted by the Lease, statute or otherwise (including, without limitation, rights of levy or distraint for rent), against the property of Tenant located on the Premises, including, without limitation, Tenant's machinery, improvements, equipment, furniture, fixtures, inventory and all additions, replacements or substitutions therefor (collectively, the "PERSONAL PROPERTY").

      8. If Tenant defaults on its obligations to NRG and, as a result, NRG exercises its rights under the Assignment, or otherwise undertakes to enforce its security interest in Tenant's assets, Landlord will permit NRG or its agent to enter and take possession of the Premises without terminating the Lease, and Landlord will recognize NRG (or other nominee thereof) as the tenant under the Lease, entitled to all of the benefits thereof, and responsible for the performance of all of Tenant's obligations arising thereunder from and after the date that NRG takes possession as aforesaid. NRG may cause the Premises to be assigned or sublet with the written consent of Landlord, which consent shall not be unreasonably withheld, provided, however, that Landlord agrees that it will consent to an assignment to any subsidiary or affiliate of NRG and that NRG has the right to transfer its interest in the Lease, with notice but without consent, to an entity controlled by, controlling or under common control with NRG, or to a business entity which acquires all or substantially all of the assets of NRG. It is understood and agreed that any consent by Landlord to any assignment or subletting by NRG shall not be considered or construed to be a consent to any subsequent assignment or subletting nor as a waiver of the right of Landlord to refuse to consent to any subsequent assignment or subletting.

      9. In accordance with and subject to the terms of the Deed of Trust from Tenant to LG and NRG (the "DOT"), NRG may, at no expense to Landlord enter onto the Premises following a Trigger Event and take possession of, sever, or remove the Personal Property or any part thereof, and said Personal Property, upon severance and/or removal, may be sold, transferred or otherwise disposed of free and discharged of all liens, claims, demands, rights or interests of Landlord. If NRG and/or LG enters the Premises solely for the purposes of executing such party's rights with respect to the Personal Property under the DOT, (i) NRG shall not be deemed to have assumed any obligations or liabilities of Tenant under the Lease merely by reason of such limited purpose entrance, and
(ii) NRG shall not have any duty or obligation to remove or dispose of any remaining Personal Property left on the Premises following such removal; provided that NRG agrees to repair any damage to the Premises caused by the removal of such Personal Property.

      10. Landlord: (a) will use commercially reasonable efforts to give copies of all notices of default sent to Tenant under the Lease to NRG at:

                           NRG New Roads Holdings LLC
                           112 Telly Street
                           New Roads, LA 70760

or to such other address as NRG may designate from time to time by notice given to Landlord at the address set forth after its signature hereto, and (b) prior to exercising any of Landlord's rights and remedies under the Lease or at law or in equity, NRG shall have the right (but not the obligation) to cure or cause to be cured such default within the following time periods from and after receipt by NRG of notice of such default from Landlord: ten (10) days with respect to monetary defaults and thirty (30) days with respect to non-monetary defaults after the period of time granted to Tenant to cure such defaults under the terms of the Lease; provided, however, that if the nature of any non-monetary default is such that the same cannot be cured within said thirty (30) day period, NRG shall be given such additional period of time as may be necessary to cure the default provided that NRG commences the cure within said thirty (30) day period and proceeds diligently thereafter to complete such cure.

      11. Landlord will not consent to any material amendment, supplement or other material modification of the Lease without NRG's prior written consent, which consent shall not be unreasonably withheld.

      12. Landlord agrees to disclose this Landlord Consent to any purchaser or successor to Landlord's interest in the Premises.

      13. The statements and agreements contained herein shall be binding upon, and shall inure to the benefit of, NRG, its affiliates, Tenant and its affiliates, successors and assigns, Landlord, mortgagees of the Premises and the successors and assigns of all of the foregoing.

      14. Notwithstanding anything herein to the contrary, nothing in this Consent nor in the Assignment shall be deemed to enlarge Tenant's or NRG's rights or privileges under the Lease, or to diminish Tenant's or NRG's obligations or liabilities under the Lease.

      Dated as of the _______ day of ___________, 200____.

                                    LANDLORD:

                                    BURLINGTON NORTHERN AND SANTA FE
                                    RAILWAY COMPANY

                                    By: ________________________________________
                                    Name: ______________________________________
                                    Title: _____________________________________

                                    LANDLORD'S ADDRESS:
                                    ____________________________________________
                                    ____________________________________________
                                    ____________________________________________

                           LANDLORD WAIVER AND CONSENT

                                    EXHIBIT 1

                                      LEASE

                                  SEE ATTACHED